Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners and Management of
Nurses Lounge, LP
Dallas, Texas

We have audited the accompanying balance sheets of Nurses Lounge, LP as of October 31, 2010 and December 31, 2009 and the related statements of operations, statement of Partners’ capital and cash flows for the ten months ended October 31, 2010 and the year ended December 31, 2009 and for the period since reentering the Development Stage (January 1, 2009) through October 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Nurses Lounge, LP’s internal control over financial reporting as of October 31, 2010 and December 31, 2009 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nurses Lounge, LP as of October 31, 2010 and December 31, 2009 and the results of its operations and its cash flows for the ten months ended October 31, 2010 and year ended December 31, 2009 and for the period since reentering the Development Stage (January 1, 2009) through October 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ The Hall Group, CPAs
The Hall Group, CPAs
Dallas, Texas

August 12, 2013

Nurses’ Lounge, LP
(A Development Stage Company)
Balance Sheets
As of October 31, 2010 and December 31, 2009

	October 31, 2010	December 31, 2009
Assets
Current Assets
Cash and Cash Equivalents	$-	$16

Fixed Assets:
Machinery and Equipment	1,799	1,799
Less: Accumulated Depreciation	(1,499)	(999)
Total Fixed Assets	300	800

Total Assets	$300	$816

Liabilities and Partners’ Capital
Current Liabilities
Accounts Payable	$-	$10,541
Due to Related Parties	-	35,244
Notes Payable to Partners	884,741	782,451
Total Current Liabilities	884,741	828,236

Total Liabilities	884,741	828,236

Partners’ Capital:
Partners’ Capital (Deficit)	(884,441)	(827,420)
Total Partners’ Capital (Deficit)	(884,441)	(827,420)

Total Liabilities and Partners’ Capital	$300	$816

The Accompanying Notes are an Integral Part of these Financial Statements.

Nurses’ Lounge, LP
(A Development Stage Company)
Statements of Operations
For the Ten Months Ended October 31, 2010, Twelve Months Ended December 31, 2009, and
Cumulative Since Re-Entering the Development Stage, January 1, 2009 to October 31, 2010

	Ten Months Ended October 31, 2010	Twelve Months Ended December 31, 2009	Cumulative Since Re-Entering the Development Stage Jan 1, 2009
Revenue	$-	$-	$-

Operating Expenses:
Depreciation Expense	500	600	1,100
General and Administrative	14,424	46,779	61,203
Total Operating Expenses	14,924	47,379	62,303

Net Operating Income (Loss)	(14,924)	(47,379)	(62,303)

Other (Expense)
Interest Expense	(102,291)	(107,139)	(209,430)
Total Other (Expense)	(102,291)	(107,139)	(209,430)

Net Income (Loss)	$(117,215)	$(154,518)	(271,733)

The Accompanying Notes are an Integral Part of these Financial Statements.

Nurses’ Lounge, LP
(A Development Stage Company)
Statement of Partners’ Capital
For the Twelve Months Ended December 31, 2009
and
Ten Months Ended October 31, 2010

Partners’ Capital

Partners’ Capital (Deficit), December 31, 2008	$(672,902)

Net (Loss) – Twelve Months	(154,518)

Partners’ Capital (Deficit), December 31, 2009	$(827,420)

Partners’ Capital Contribution	60,194

Net (Loss) – Ten Months	(117,215)

Partners’ Capital (Deficit), October 31, 2010	$(884,441)

The Accompanying Notes are an Integral Part of these Financial Statements.

Nurses’ Lounge, LP
(A Development Stage Company)
Statements of Cash Flows
For the Ten Months Ended October 31, 2010, Twelve Months Ended December 31, 2009, and
Cumulative Since Re-Entering the Development Stage, January 1, 2009 to October 31, 2010

	Ten Months Ended October 31, 2010	Twelve Months Ended December 31, 2009	Cumulative Since Re-Entering the Development Stage Jan 1, 2009
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)	$(117,215)	$(154,518)	$(271,733)

Adjustments to Reconcile Net Loss to Cash Used by Operating Activities:
Depreciation Expense	500	600	1,100
Changes in Assets and Liabilities:
Increase (Decrease) in Accounts Payable	(10,541)	9,921	(620)
Increase (Decrease) in Accrued Expenses	(35,244)	35,244	-
CASH FLOWS (USED IN) OPERATING ACTIVITIES	(162,500)	(108,753)	(271,253)

CASH FLOWS FROM INVESTING ACTIVITIES
None	-	-	-
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Partner Capital Contributions	60,194	-	60,194
Interest Added to Notes Payable to Partners	102,290	107,139	209,429
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	162,484	107,139	269,623

NET (DECREASE) IN CASH	(16)	(1,614)	(1,630)
Cash, Beginning of Period	16	1,630	1,630
Cash, End of Period	$-	$16	-

The Accompanying Notes are an Integral Part of these Financial Statements.

NURSES LOUNGE, LP
Notes to the Financial Statements
October 31, 2010 and December 31, 2009

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Nurses’ Lounge, LP (“Nurses Lounge”, the “Company”) is a limited partnership organized under the laws of the State of Texas in July, 2005.   The Company, in spring 2009, developed and launched an online professional network for nurses. The network provides a common platform for nursing organizations such as nursing schools, associations and major nurse employers to connect and communicate more effectively to their nurse constituents and broader nursing profession. Additionally, the network allows individual nurses the ability to interact with these organizations and other professionals via a professional profile separate from a social profile that they may have on Facebook (as an example). The Company is located in Texas.

The Company operates on a calendar year-end.  Due to the nature of their operations, the Company operates in only one business segment.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

Management believes that all adjustments necessary for a fair statement of the results for the ten months ended October 31, 2010 and the year ended December 31, 2009 have been made.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments:

Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements.  In general, fair value of financial instruments is based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market based parameters.  Valuation adjustments may be made to ensure that financial instruments are recorded at fair value.  These adjustments may include amounts to reflect counterparty credit quality and the Corporation’s credit worthiness, among other things, as well as unobservable parameters.  Any such valuation adjustments are applied consistently over time.

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments.

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections. The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms and a provision is made for all accounts greater than 60 days from invoice date.  Write-offs are recorded at a time when a customer receivable is deemed uncollectible.  The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk.

Property and Equipment:

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is calculated on a straight-line basis over five to seven years.

Revenue Recognition:

The Company recognizes revenue from the advertising banners on its website in accordance with ASC 605-15 “Revenue Recognition”.     Revenue will be recognized only when all of the following criteria have been met:

●      Persuasive evidence of an arrangement exists;
●      Ownership and all risks of loss have been transferred to buyer;
●      The price is fixed and determinable; and
●      Collectability is reasonably assured

Revenue is recorded net of any sales taxes charged to customers.

Advertising:

The Company incurred $0 and $1,554 in advertising costs for the ten months ended October 31, 2010 and the year ended December 31, 2009, respectively.

Income Taxes:

The Company operates as a Partnership for tax purposes.  All tax implications are “flowed through” to the individual partners.  Therefore, no tax effects are reflected in these statements.

Comprehensive Income:

ASC 220 “Comprehensive Income”, establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements.  For the 10 months ended October 31, 2010 and year ended December 31, 2009, the Company had no items of other comprehensive income. Therefore, the net loss equals comprehensive loss for the periods then ended.

NOTE 2 – FIXED ASSETS

Fixed Assets at October 31, 2010 and December 31, 2009 are as follows:

	October 31,	December 31,
	2010	2009
Property and Equipment	$1,799	$1,799
Less: Accumulated Depreciation	(1,499)	(999)
Total Fixed Assets	$300	$800

The Company’s fixed assets are depreciated on a straight-line basis over the asset’s useful lives, ranging from three to seven years.  Depreciation expense was $500 and $600 for the ten months ended October 31, 2010 and the year ended December 31, 2009, respectively.

NOTE 3 – DUE TO RELATED PARTIES

The Company had $0 and $35,244 due to a company controlled by the largest partner as of October 31, 2010 and December 31, 2009, respectively.

The largest Partner in the Company ran a separate business and the Company administered all the activities including the collection of funds and payment of expenses. As a result of these activities, the Company, with permission from the largest Partner, paid expenses of the Company and reflected these amounts on the balance sheet as ‘Due to Related Parties’. On October 31, 2010, the largest Partner per agreement, stripped the separate business activities out of the Company and forgave the amounts owing.  The forgiveness was treated as a capital contribution for financial reporting purposes.

NOTE 4 – NOTES PAYABLE TO PARTNERS

Note Payable to Partners:

On September 1, 2005, the Company entered into Promissory Notes with the Partners of the Company. The notes are past due. The notes accrue interest at an annual rate of 15%. The Company is accruing interest quarterly on the notes and subsequently converted these notes to equity in the Company. See the Note 8 - Subsequent Events.

As of October 31, 2010 and December 31, 2009, the Company owed $884,751 and $782,451, respectively, under six note agreements with various Partners of the Company.

NOTE 5 – PARTNERS’ CAPITAL

The Company is organized as a partnership and therefore is not limited in the amount of capital it can issue.

NOTE 6 – INCOME TAXES

The Company is not a tax paying entity for purposes of federal and/or state income tax. The Company is a Partnership under the Internal Revenue Code and therefore the Partners include their respective share of partnership income or loss on their personal tax returns. Therefore, no federal tax liability or deferred tax asset is shown in the financial statements of the Company.

NOTE 7 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through October 31, 2010 of approximately ($884,441) and had negative working capital ($884,741).  Because of this accumulated deficit, the Company will require additional working capital to develop its business operations.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Partners if there is need for liquidity.  There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or the Partners cannot loan sufficient funds, the Company may not be able to continue its operations.

Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

On November 5, 2010, the Company converted its legal structure from a partnership to a corporation and simultaneously converted its Notes Payable into Common Stock of the Company as follows:

November 5, 2010:
Conversion from LP to Inc.
Ownership Conversion:	# Shares Issued for Partnership Interest / Debt
AJBCA	2,513,879
Fox	2,513,879
TRA	603,333
Armes	14,479,943
Notes Payable Conversion:
AJBCA	1,431,202
Fox	1,431,202
TRA	253,711
Armes	422,851

Immediately after the transaction, the Company then entered into a Merger Agreement with MedCareers Group, Inc. whereby all of its assets and liabilities were merged into and became part of MedCareers Group, Inc., a company traded on the pink sheets under the symbol MCGI.

In May 2009, the FASB issued ASC 855-10, “Subsequent Events”, which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued.  In conjunction with the preparation of these financial statements, an evaluation of subsequent events was performed through August 9, 2013, which is the date the financial statements were issued. No additional reportable events were noted.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 was effective for our financial assets and liabilities on January 1, 2008. The FASB delayed the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008.

SFAS 157’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. The Standard classifies these inputs into the following hierarchy:

Level 1 Inputs – Quoted prices for identical instruments in active markets.
Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of October 31, 2010 and December 31, 2009, the Company had no instruments with Level 1 or Level 2 inputs.

The Company had notes payable to partners totaling $884,441 at October 31, 2010, which are valued using Level 3 inputs.  Due to the short maturity of these obligations, the carrying value of these notes approximates the fair value in all material respects.

As of October 31, 2010 and December 31, 2009, the Company did not have any other financial instruments.